Exhibit 10.2

CAPPED CALL EARLY UNWIND AGREEMENT dated as of March [ • ], 2024 between SoFi Technologies, Inc. and [_____]
THIS EARLY UNWIND AGREEMENT (this “Agreement”) with respect to the Capped Call Transactions (as defined below) is made as of March [ • ], 2024 between SoFi Technologies, Inc. (“Company”) and [___] (“Dealer”).
WHEREAS, in connection with the 0.00% Convertible Senior Notes due 2026 issued by Company (the “Convertible Notes”), Company and Dealer entered into a Base Capped Call Transaction (the “Base Capped Call Transaction”) evidenced by a confirmation dated as of September 29, 2021 (the “Base Capped Call Confirmation”) and an Additional Capped Call Transaction (the “Additional Capped Call Transaction” and together with the Base Capped Call Transaction, the “Capped Call Transactions”) evidenced by a confirmation dated as of September 31, 2021 (the “Base Capped Call Confirmation” and together with the Base Capped Call Confirmation, the “Capped Call Confirmations”); and
WHEREAS, in connection with a repurchase and/or exchange by Company of a portion of the outstanding Convertible Notes, Company has requested, and Dealer has agreed, to partially unwind the Capped Call Transactions.
NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
1.Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Capped Call Confirmations.
The “Unwound Portion” shall mean [ • ] Options, which Options shall be allocated [first] to the Additional Capped Call Transaction [and thereafter to the Base Capped Call Transaction].
2.Termination. Notwithstanding anything to the contrary in the Capped Call Confirmations, Company and Dealer agree that, effective on the date hereof, but subject to Dealer’s payment of the Cash Settlement Amount (as defined below) to Company, (i) [the Additional Capped Call Transaction shall automatically terminate and all of the respective rights and obligations of the parties under the Additional Capped Call Confirmation shall be terminated, cancelled and extinguished, (ii) the aggregate Number of Options for all Components under the Base Capped Call Transaction shall be reduced to [ • ] Options, and the table set forth in Annex A of the Base Capped Call Confirmation shall be replaced in its entirety with the table set forth in Annex A of this Agreement]1[the aggregate Number of Options for all Components under the Additional Capped Call Transaction shall be reduced to [ • ] Options, and the table set forth in Annex A of the Additional Capped Call Confirmation shall be replaced in its entirety with the table set forth in Annex A of this Agreement]2 and [(iii)] in connection with such termination, Dealer shall pay to Company on the Payment Date an amount in U.S. Dollars equal to the Cash Settlement Amount pursuant to Section 3 below. Company and Dealer agree that the provisions of Section 8(b) and 8(c) of the Capped Call Confirmations will not apply to the Unwound Portion.
3.Termination Payment. [On [Insert Closing Date for Convertible Offering] or, if such day is not a Currency Business Day, on the next Currency Business Day immediately following such day]3[the date one Settlement Cycle immediately following the last day of the Hedge Unwind Period]4 (the “Payment Date”), Dealer shall pay to Company in immediately available funds, to the account separately specified by Company, cash in US Dollars in an amount equal to [$[______] (the “Cash Settlement Amount”)]5[the Cash Settlement Amount. “Cash Settlement Amount” has the meaning assigned to such term in Annex B hereto].
4.Representations and Warranties. Each of Company and Dealer represents and warrants to the other party on the date hereof that:
(a)it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;
(b)it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance
(c)such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government
1 NTD: To include if all Options under the Additional Capped Call Transaction are unwound.
2 NTD: To include if only a portion of Options under the Additional Capped Call Transaction is unwound.
3 NTD: Insert if no Hedge Unwind Period.
4 NTD: Insert if there is a Hedge Unwind Period.
5 NTD: Insert if no Hedge Unwind Period.

applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;
(d)all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(e)its obligations under this Agreement are legal, valid and binding, and enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
5.Additional Acknowledgments, Representations and Warranties of Company. Company represents and warrants to Dealer on the date hereof that:
(a)[it is not entering into this Agreement “on the basis of” (within the meaning of Rule 10b5-1(b) under the Exchange Act) any material nonpublic information regarding Company or Shares;]6
(b)[it agrees that on each day during the Hedge Unwind Period, the Shares and any securities that are convertible into, or exchangeable or exercisable for, Shares shall not be subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act and that it shall not engage in any “distribution,” as such term is defined in Regulation M under the Exchange Act, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M under the Exchange Act, until the second Exchange Business Day immediately following the last day of the Hedge Unwind Period;
(c)it agrees that on each Scheduled Trading Day during the Hedge Unwind Period, neither the Company nor any “affiliated purchaser” (as defined in Rule 10b-18 of the Exchange Act) shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares (but excluding convertible debt);
(d)(A) it is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and has not entered into or altered and will not enter into or alter any “corresponding or hedging transaction or position” (within the meaning of Rule 10b5-1) with respect to the Shares and (B) it is the intent of the parties that this Agreement comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 and this Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c);
(e)(A) it acknowledges and agrees that any amendment, modification, waiver or termination of the terms set forth herein must be effected in accordance with the requirements for the amendment of a “plan” as defined in Rule 10b5-1(c) and (B) without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which it is aware of any material non-public information regarding Company or Shares;
(f)it does not have, and shall not attempt to exercise, any control or influence over how, when or whether Dealer (or its agent or affiliate) makes any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) in connection with this Agreement;]7
(g)it is not entering into this Agreement for the purpose of (i) creating actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or (ii) raising or depressing or otherwise manipulating the price of the Shares (or any security convertible into or exchangeable for the Shares), in either case in violation of the Exchange Act;
(h)it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
(i)it is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code)) and it would be able to purchase the number of Shares corresponding to the Unwound Portion in compliance with the laws of the jurisdiction of Company’s incorporation or organization; and
(j)it (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing and (C) has total assets of at least $50 million.
6 NTD: Insert if no Hedge Unwind Period.
7 NTD: Insert if there is a Hedge Unwind Period.

6.Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).
7.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.
8.No Reliance, etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.
9.Designation by Dealer. Notwithstanding any other provision in this Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Company, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer obligations in respect of the transactions contemplated by this Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Company to the extent of any such performance.
10.Agreements and Acknowledgements Regarding Hedging. Company understands, acknowledges and agrees that: (A) [at any time during the Hedge Unwind Period,] Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into or unwind swaps or other derivative securities in order to terminate the Capped Call Transactions; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the termination of the Capped Call Transactions; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Company shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the payment required under this Agreement; and (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares in a manner that may be adverse to Company.
11.[Adjustment. The parties agree that the Unwound Portion shall remain subject to adjustment pursuant to the terms of the Capped Call Confirmations during the Hedge Unwind Period, except that the sole terms of the Unwound Portion that may be adjusted in connection with the relevant adjustment event shall be the “Cash Settlement Amount”, and any such adjustments shall be made in order to account for the economic effect of such adjustment event on the unwind contemplated by this Agreement, as determined in good faith and in a commercially reasonable manner by the Calculation Agent.
12.Block Purchases. Company agrees that prior to the date hereof it has notified Dealer of the total number of Shares, if any, purchased by or for Company or any of its affiliated purchasers in Rule 10b-18 purchases of blocks (all as defined in Rule 10b-18 under the Exchange Act) pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) during the four full calendar weeks immediately preceding the date hereof.]8
13.No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Capped Call Confirmations shall remain in full force and effect and are hereby confirmed in all respects.
14.[___].
[Signature Pages Follow]

8 NTD: Insert if there is a Hedge Unwind Period.

    IN WITNESS WHEREOF, the parties have executed this AGREEMENT the day and the year first above written.

SoFi Technologies, Inc.
By:
Name:
Title:

[Signature Page to Capped Call Unwind Agreement]

[DEALER]
By:
Name:
Title:

[Signature Page to Capped Call Unwind Agreement]

Annex A
For each Component of the [Base][Additional] Capped Call Transaction, the Number of Options and Expiration Date is set forth below.

Component Number	Number of Options	Expiration Date
1		September 1, 2026
2		September 2, 2026
3		September 3, 2026
4		September 4, 2026
5		September 8, 2026
6		September 9, 2026
7		September 10, 2026
8		September 11, 2026
9		September 14, 2026
10		September 15, 2026
11		September 16, 2026
12		September 17, 2026
13		September 18, 2026
14		September 21, 2026
15		September 22, 2026
16		September 23, 2026
17		September 24, 2026
18		September 25, 2026
19		September 28, 2026
20		September 29, 2026
21		September 30, 2026
22		October 1, 2026
23		October 2, 2026
24		October 5, 2026
25		October 6, 2026
26		October 7, 2026
27		October 8, 2026
28		October 9, 2026
29		October 12, 2026
30		October 13, 2026

Annex B

Average VWAP Price	Cash Settlement Amount
$	$
$	$
$	$
$	$
$	$
$	$
$	$
$	$
$	$
$	$
$	$
$	$
$	$

“Cash Settlement Amount” means the amount of cash in USD set forth above opposite the applicable Average VWAP Price. If the Average VWAP Price is not specified on the grid above, the Cash Settlement Amount shall be determined by the Calculation Agent based on a straight-line interpolation between the Average VWAP Prices or extrapolation from the Average VWAP Prices (as the case may be) specified on the grid above. Dealer shall notify Company of the applicable Cash Settlement Amount and Average VWAP Price as soon as reasonably practicable after 5:00 p.m. (New York City time) on the last Scheduled Trading Day of the Hedge Unwind Period.
“Average VWAP Price” means the arithmetic average of the Daily VWAP Prices for each of the Exchange Business Days in the Hedge Unwind Period, as determined by the Calculation Agent in good faith and a commercially reasonable manner.
“Daily VWAP Price” for any Exchange Business Day means the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SOFI <equity> AQR” (or its equivalent successor if such page is not available) at 4:15 p.m. (New York City time) (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using a volume-weighted method).
“Hedge Unwind Period” means the [ • ] Scheduled Trading Day period commencing on and including [Insert the day after of this Agreement]. Notwithstanding anything to the contrary in this Agreement, if (i) any Scheduled Trading Day during the Hedge Unwind Period is a Disrupted Day or (ii) the Calculation Agent determines, in its reasonable discretion, that on any Scheduled Trading Day during the Hedge Unwind Period an extension of the Hedge Unwind Period is reasonably necessary or advisable to preserve Dealer’s hedge unwind activity hereunder in light of existing liquidity conditions in the cash market or to enable Dealer or its affiliate or agent to effect transactions of Shares in connection with its hedge unwind or settlement activity hereunder in a manner that would be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer and, in the case of policies or procedures, so long as such policies or procedures are consistently applied to transactions similar to the Capped Call Transactions), then (x) if such Scheduled Trading Day is an Exchange Business Day, the Daily VWAP Price (as defined in this Annex B) corresponding to such Scheduled Trading Day shall be the volume-weighted average price per Share on such Scheduled Trading Day on the Exchange, as determined by the Calculation Agent in a commercially reasonable manner based on such sources as it deems appropriate using a volume-weighted methodology, for the portion of such Scheduled Trading Day as determined by the Calculation Agent in a commercially reasonable manner and (y) the number of Scheduled Trading Days, the Cash Settlement Amount, the Average VWAP Price (as defined in this Annex B) and the Daily VWAP Prices related to the Hedge Unwind Period shall be adjusted by the Calculation Agent in a commercially reasonable manner to account for such disruption and/or extension. In its capacity as Calculation Agent, Dealer acknowledges that as of the date hereof, based on current market conditions and other assumptions related to expected market activity during the Hedge Unwind Period, the Calculation Agent does not expect to extend the Hedge Unwind Period; provided, however, that this acknowledgment shall not be construed so as to limit or alter the Calculation Agent’s rights under this paragraph. The parties acknowledge that the Calculation Agent will be subject to the applicable requirements set forth under the Capped Call Confirmations, including under the provisions of Section 3 of the Capped Call Confirmations.
In the event that multiple Disrupted Days occur during the Hedge Unwind Period and Dealer is not able to unwind its commercially reasonable hedge position with respect to the Unwound Portion, (i) the references to [ • ] in Section 1 and [ • ] in Section 2 of this Agreement and (ii) the table set forth in Annex A of this Agreement hereof shall be proportionately adjusted to account for the portion of the Unwound Portion with respect to which Dealer has unwound its commercially reasonable hedge positions during the Hedge Unwind Period.